UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒                                                                                      Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Section 240.14a-12

QUALSTAR CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)           Title of each class of securities to which transaction applies:

                                                                        N/A

(2)           Aggregate number of securities to which transaction applies:

                                                                        N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                                                        N/A

(4)           Proposed maximum aggregate value of transaction:

                                                                        N/A

(5)           Total fee paid:

                                                                        N/A

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount Previously Paid:

                                                                        N/A

(2)           Form, Schedule or Registration Statement No.:

                                                                        N/A

(3)           Filing Party:

                                                                        N/A

(4)           Date Filed:

                                                                        N/A

Investor Contacts:
Nicki Andalon
Vice President & CFO
(805) 583-7744

Mark Harnett, Paul Schulman
(212) 929-5500
MacKenzie Partners

QUALSTAR ANNOUNCES PRELIMINARY VOTING RESULTS FOR THE JUNE 20 SPECIAL MEETING OF SHAREHOLDERS

BKF FALLS SHORT IN ITS ATTEMPT TO TAKE OVER BOARD AND BREAK UP COMPANY

SIMI VALLEY, CA—June 20, 2012: Qualstar Corporation (Nasdaq: QBAK) today announced that, based on preliminary voting results, BKF Capital Group did not obtain the required votes and thus failed in its attempt to take over the Qualstar board. Certified voting results are expected from the independent inspector within the next 5 days.

“We thank our shareholders for their support and confidence in our board and management team to continue to execute our turnaround strategy that is already underway at Qualstar,” said Lawrence Firestone, Qualstar’s chief executive officer.  “We are pleased to have this disruption behind us so we can devote our full attention to the operation of our business and the execution of the turnaround plan.”

Firestone continued, “Shareholders made the correct decision to reject BKF’s unwarranted campaign to take over the company.  Our Board remains committed to returning Qualstar to sustainable profitability and growth.”

The preliminary voting results from today’s  Special Meeting of Shareholders are based on the advice of Qualstar’s proxy solicitor.

About Qualstar Corporation:

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. The company's products are known throughout the world for high quality and Simply Reliable designs that provide years of trouble-free service. More information is available at www.qualstar.com or www.n2power.com.